Exhibit 10.7

                               OPERATING AGREEMENT

                                       OF

                                    RBE, LLC

                     (A Delaware Limited Liability Company)








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                               OPERATING AGREEMENT
                                       OF
                                    RBE, LLC
                     (A Delaware Limited Liability Company)

                                TABLE OF CONTENTS



ARTICLE I - DEFINITIONS.......................................................1
   1.01     Definitions.......................................................1
   1.02     Construction......................................................6


ARTICLE II - ORGANIZATION.....................................................6
   2.01     Formation.........................................................6
   2.02     Name..............................................................6
   2.03     Registered Office; Principal Place of Business; Other Offices.....6
   2.04     Purposes..........................................................6
   2.05     Foreign Qualification.............................................6
   2.06     Term..............................................................6
   2.07     No State-Law Partnership..........................................7


ARTICLE III - MEMBERSHIP, DISPOSITIONS OF MEMBERSHIP INTERESTS................7
   3.01     Initial Members...................................................7
   3.02     Restrictions on the Disposition of an Interest....................7
   3.03     Grant of Option...................................................7
   3.04     Exercise of Option................................................7
   3.05     Bona Fide Offer...................................................8
   3.06     Transferee Bound by Agreement.....................................8
   3.07     Retained Membership Interests.....................................8
   3.08     Additional Members................................................9
   3.09     Indemnity.........................................................9
   3.10     Liability.........................................................9
   3.11     Lack of Authority.................................................9


ARTICLE IV - CAPITAL CONTRIBUTIONS............................................9
   4.01     Capital Contributions.............................................9
   4.02     Return of Contributions..........................................10
   4.03     Advances by Members..............................................10
   4.04     Capital Account..................................................10


ARTICLE V - ALLOCATIONS OF PROFITS AND LOSSES................................11
   5.01     Profits..........................................................11
   5.02     Losses...........................................................11
   5.03     Special Allocations..............................................11
   5.04     Curative Allocations.............................................13

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   5.05     Tax Allocations..................................................13
   5.06     Miscellaneous....................................................13
   5.07     Establishment of Reserves........................................14


ARTICLE VI - DISTRIBUTIONS...................................................14
   6.01     Distributions....................................................14
   6.02     Definitions......................................................14
   6.03     Tax Distributions................................................15


ARTICLE VII - MANAGERS.......................................................15
   7.01     Number and Term of Office of Managers; Initial Managers..........15
   7.02     Management by Managers...........................................15
   7.03     Delegation.......................................................15
   7.04     Vacancies; Removal; Resignation..................................16
   7.05     Meetings.........................................................16
   7.06     Action by Written or Telephone Conference........................17
   7.07     Compensation of Managers.........................................17
   7.08     Conflicts of Interest............................................17
   7.09     Limitation of Liability..........................................17


ARTICLE VIII - MEMBERS.......................................................18
   8.01     Voting...........................................................18
   8.02     Meetings.........................................................18
   8.03     Proxies..........................................................18
   8.04     Conduct of Meetings..............................................19
   8.05     Action by Written Consent or Telephone Conference................19
   8.06     Liability of Members.............................................19


ARTICLE IX - INDEMNIFICATION.................................................19
   9.01     Right to Indemnification.........................................19
   9.02     Advance Payment..................................................20
   9.03     Indemnification of Employees and Agents..........................20
   9.04     Appearance as a Witness..........................................20
   9.05     Nonexclusivity of Rights.........................................20
   9.06     Insurance........................................................20
   9.07     Savings Clause...................................................20


ARTICLE X - TAXES............................................................21
   10.01       Tax Returns...................................................21
   10.02       Tax Elections.................................................21
   10.03       Tax Matters Partner...........................................21


ARTICLE XI - BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS......................22
   11.01       Maintenance of Books..........................................22
   11.02       Reports.......................................................22

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   11.03       Accounts......................................................22


ARTICLE XII - DISSOLUTION, LIQUIDATION, AND TERMINATION......................22
   12.01       Dissolution...................................................22
   12.02       Liquidation and Termination...................................22
   12.03       Deficit Capital Accounts......................................23
   12.04       Certificate of Cancellation...................................24


ARTICLE XIII- MEMBERSHIP INTERESTS...........................................24
   13.01       Membership Interests..........................................24
   13.02       Reissuance....................................................24


ARTICLE XIV - GENERAL PROVISIONS.............................................24
   14.01       Offset........................................................24
   14.02       Notices.......................................................24
   14.03       Entire Agreement..............................................25
   14.04       Effect of Waiver or Consent...................................25
   14.05       Amendment or Modification.....................................25
   14.06       Arbitration...................................................25
   14.07       Binding Act...................................................25
   14.08       Governing Law; Severability...................................25
   14.09       Further Assurances............................................25
   14.10       No Third Party Benefit........................................26
   14.11       Waiver of Certain Rights......................................26
   14.12       Indemnification...............................................26
   14.13       Counterparts..................................................26


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                               OPERATING AGREEMENT
                                       OF
                                RBE HOLDINGS, LLC
                     (A Delaware Limited Liability Company)


         This OPERATING AGREEMENT OF RBE, LLC (this "Agreement"), dated August 2, 2004, has been executed and adopted by all persons who were the Members (as defined below) of the Company on that date. This Agreement, as it may be amended from time to time shall be binding on any person who at the time is a Member regardless of whether or not the person has executed this Agreement or any amendment hereto.

                            ARTICLE I - DEFINITIONS

         1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings set forth below.

                  "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

                  "Additional Capital" has the meaning set forth in Section 4.01(b) of the Agreement.

                  "Adjusted Capital Account Deficit" shall mean with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.
         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                  "Agreement" has the meaning given that term in the introductory paragraph.

                  "Affiliate" of, or a Person, association, partnership or corporation "affiliated" with, a specified Person, association, partnership or corporation, is a Person, association, partnership or corporation that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person, association, partnership or corporation.

                  "Bankrupt" means, with respect to any Person, a person (a) that (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for the person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the person in a proceeding of the type described in subclauses (i) through (iv) of

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         this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Person's or of all or any substantial part of the Person's properties; or (b) against which, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law has been commenced and 120 days have expired without dismissal thereof or with respect to which, without the person's consent or acquiescence, a trustee, receiver, or liquidator of the Person or of all or any substantial part of the Person's properties has been appointed and 90 days have expired without the appointment having been vacated and stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

                  "Business Day" means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of Delaware are closed.

                  "Capital Account(s)" shall mean the individual account(s) maintained by the Company with respect to each Member as provided in
         Section 4.04 of this Agreement.

                  "Capital Contribution(s)" shall mean the amount of cash or the agreed value of the property or services (as determined by the Members and the Company) contributed by each Member to the Company as provided in Section 4.01 of this Agreement.

                  "Class A Member shall have the meaning ascribed to such term in Sectin 2.2.

                  "Class A Percentage Interest: shall mean the fraction (expressed as a percentage), the numerator of which is the Percentage Intrest of the applicable Class A Member and the denominator of which is the aggregate Percentage Interest of all Class A Members on the applicable date of computation.

                  "Class B Member" shall have the meaning ascribed to such term in Section 2.2.

                  "Class B Percentage Interest" shall mean the fraction (expressed as a percentage), the numerator of which is the Percentage Interest of the applicable Class B Member and the denominator of which is the aggregate Percentage Interest of all Class B Members on the applicable date of computation.

                  "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

                  "Company" means RBE, LLC., a Delaware limited liability company.

                  "Company Minimum Gain" has the same meaning as "Partnership Minimum Gain" set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

                  "Depreciation" shall mean for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery

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         deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the Federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managers.

                  "Dispose", "Disposing" or "Disposition" means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, gift or other disposition or encumbrance (including, without limitation, by operation or law), or the acts thereof.

                  "Gross Asset Value" with respect to any asset shall mean the asset's adjusted basis for Federal income tax purposes, except as follows:

                           (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company;

                           (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers, as of the following times:

                                   (a) the acquisition of an additional interest
         in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;


                                   (b) the distribution by the Company to a
         Member of more than a de minimis amount of Company property other than money, as consideration for an interest in the Company;

                                   (c) the liquidation of the Company for
         Federal income tax purposes within the meaning of Treasury Regulations
         Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (a) and (b) above shall be made only if the Managers reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                           (iii) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution;

                           (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section 4.06 hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent the Managers determine that an adjustment pursuant to clause (ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv); and

                           (v) If the Gross Asset Value of an asset has been determined pursuant to subparagraphs (i), (ii), or (iv) hereof, such



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         Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                  "Initial Capital Contribution" means, subject in each case to adjustments on account of Dispositions of Membership Interests permitted by this Agreement, (a) in the case of a Member executing this Agreement as of the date hereof or a person acquiring that Membership Interest, the amount specified for that Member as its Initial Capital Contribution on Exhibit A, and (b) in the case of a Membership Interest issued pursuant to Section 3.08, the Initial Capital Contribution established pursuant thereto and set forth on Exhibit A.

                  "Majority-In-Interest" means with respect to the Members whose aggregate Percentage Interests exceed fifty percent (50%) of the Percentage Interests of all Members in the Company who are entitled to vote on, consent to, or approve a particular matter.

                  "Manager" means Ferrell RBE Holdings, LLC, a Delaware Limited Liability Company and any Person hereafter elected or appointed as a manager of the Company as provided in this Agreement, but does not include any person who has ceased to be a manager of the Company.

                  "Member" means any Person executing this Agreement as of the date of this Agreement as a Member or hereafter admitted to the Company as a Member as provided in this Agreement, but does not include any Person who has ceased to be a Member in the Company.

                   "Membership Interest" means the interest of a Member in the Company, as more fully described herein and set forth on Exhibit A attached hereto, as amended from time to time.

                  "Member Nonrecourse Debt" has the same meaning as "partner nonrecourse debt" set forth in Sections 1.704-2(b)(4) and 1.704-2(i) of the Treasury Regulations.

                  "Member Nonrecourse Debt Minimum Gain" shall have the same meaning as "partner nonrecourse debt minimum gain" set forth in Treasury Regulations Section 1.704-2(i) and shall be determined in accordance with the principles of such Section of the Treasury Regulations.

                  "Member Nonrecourse Deductions" has the same meaning as "partner nonrecourse deductions" set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Treasury Regulations.

                  "Nonrecourse Deductions" are deductions having the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Treasury Regulations.

                  "Percentage Interest" shall mean the numerator of which is the Member's Membership Interest and the denominator is the total of all Membership Interests in the Company outstanding on the date of computation as set forth on Exhibit A attached hereto and as amended from time to time.



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                  "Permanent Disability" means mental or physical incapacity preventing the duties of the type performed by such Member immediately prior to such disability for six (6) consecutive months, and such disability shall be reasonably determined by the Company and shall be deemed to occurred on the last day of such six (6) month period.

                  "Person" means natural persons, corporations, partnerships, limited liability companies, trusts, or other entities.

                  "Prime Rate" means a rate per annum equal to a varying rate per annum that is equal to the interest rate published by the Wall Street Journal from time to time as the prime commercial or similar reference interest rate, with adjustments in that varying rate to be made on the same date as any change in that rate.

                  "Profits and Losses" shall mean for each fiscal year or other period, except as otherwise provided herein, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for these purposes, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                           (i) Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to the foregoing shall be added to such taxable income or loss;

                           (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or that are treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to the foregoing shall be subtracted from such taxable income or loss;

                           (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (ii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                           (iv) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                           (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of Depreciation under this Agreement; and

                           (vi) Notwithstanding the above, any items which are specially allocated pursuant to Sections 5.03, 5.04 or 5.05 hereof shall not be taken into account in computing Profits and Losses.



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         Other terms defined herein have the meanings so given them.

         1.02 Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter. All references to articles and sections refer to articles and sections of this Agreement, and all references to exhibits are to exhibits attached hereto, each of which is made a part hereof for all purposes.

                           ARTICLE II - ORGANIZATION

         2.01 Formation. The Company has heretofore been organized as a Delaware limited liability company by the filing of a Certificate of Formation (the "Certificate") with the Secretary of State of the State of Delaware under and pursuant to the Act.

         2.02 Name. The name of the Company is RBE, LLC, and all Company business must be conducted in that name or such other names that comply with applicable law as the Managers may select from time to time.

         2.03 Registered Office; Principal Place of Business; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be 1000 West Street, 17th Floor, Wilmington, DE 19801 or such other office (which need not be a place of business of the Company) as the Managers may designate from time to time in the manner provided by law. The principal place of business of the Company shall be at 223 East College Street, Grapevine, TX 76051, or at such other place as the Managers may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain such records there as are set forth on Exhibit B hereto. The Company may have such other offices as the Managers may designate from time to time.

         2.04 Purposes. The Company's principal purpose shall be to acquire, explore, drill and develop natural gas and oil properties, acquire ownership interests in natural gas and oil properties, projects or entities engaged in the acquisition, drilling or exploration of natural gas and oil properties or projects, and to engage in any other business activity that now or hereafter may be necessary, appropriate, desirable, incidental, advisable or convenient to accomplish the foregoing purpose (including obtaining financing therefor), and that is not forbidden by the Act or the law of the jurisdiction in which the Company engages in business.

         2.05 Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than the State of Delaware, the Managers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Managers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Managers, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

         2.06 Term. The Company commenced on the date the Certificate was filed with the Department of the State of Delaware and shall continue until December 31, 2054 unless its existence is earlier terminated pursuant to this Agreement.



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         2.07 No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Manager be a partner or joint venturer of any other Member or Manager, for any purposes other than Federal tax purposes and, to the extent permitted, state tax purposes, and this Agreement shall not be construed to produce a contrary result.

         ARTICLE III - MEMBERSHIP, DISPOSITIONS OF MEMBERSHIP INTERESTS

         3.01 Initial Members. The Initial Members of the Company are the persons executing this Agreement as of the date hereof as Members, each of which is admitted to the Company as a Member as of the effective date of this Agreement.

         3.02 Restrictions on the Disposition of an Interest. Dispositions of Membership Interests shall be subject to and made only in accordance with this
Article III and any purported Disposition to the contrary shall be null and void ab initio and shall not be recognized by or binding upon the Company.

         3.03 Grant of Option. Unless consented to by the Manager, any Member for whom any of the events set forth in this Section 3.03 occurs hereby grants to the Company, or any Person designated by the Company to purchase such Membership Interest (a "Designated Person"), in consideration of the mutual covenants herein contained, an option to purchase any and all of the Membership Interests now owned or held, or hereafter acquired, by such Member, such option to be exercisable upon the occurrence of any of the following events:

                  (a) Any attempt by such Member to sell, assign, transfer or in any way dispose of any or all of such Membership Interests, or the beneficial interest therein, to any Person who is not an Affiliate of such Member or a Member; or

                  (b) Any pledge or the creation of any encumbrance on any or all of the Membership Interests held by such Member; or

                  (c) Any other transfer of any or all of the Membership Interests held by such Member, or the beneficial interest therein, whether voluntary or involuntary, by operation of law or otherwise, including but not limited to, all executions or legal processes (including, without limitation, pursuant to the divorce code or law in any jurisdiction) attaching such Membership Interests and all processes affecting the interest of any Member with respect to such Membership Interests; or

                  (d) Such Member becoming Bankrupt;

                  (e) The receipt by such Member of a bona fide offer from a third party to purchase all, but not less than all, of such Member's Membership Interests (a "Bona Fide Offer"), which offer such Member desires to accept; or

                  (f) Such Member shall default with respect to any obligation under Section 4.01(b).

         3.04 Exercise of Option. Immediately upon the occurrence of any of the events set forth in Section 3.03 hereof, the Members whose Membership Interests


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are so affected shall send notice in writing to the Company of such fact. If such Member desires to sell such Member's Membership Interests as a result of a Bona Fide Offer, such notice in writing shall contain the name and address of the Person who made the offer and the price and all of the terms of such offer. During the period which shall begin with the occurrence of such event, and (a) if the notice is given, shall end ninety (90) days after such notice is given, or (b) if no notice is given, shall continue without end, the Company shall have the right to exercise its option to purchase (or have a Designated Person purchase) the Member's Membership Interests on the terms and conditions set forth herein.

         If the option becomes exercisable other than as a result of a Bona Fide Offer, the Company (or Designated Person) shall have the right to purchase such Member's Membership Interests at a purchase price equal to the Fair Market Value of such Member's Membership Interests by providing written notice to such Member within ninety (90) days after the occurrence of such event. The Purchase Price shall be paid in equal monthly installments over a twelve (12) month period. Fair Market Value shall mean the value determined by agreement between the Member whose Membership Interests are being purchased and the Company or Designated Person, as applicable. If the Member whose Membership Interests are being purchased and the Company or Designated Person, as applicable, cannot agree upon the Fair Market Value of such Membership Interests within thirty (30) days, the Fair Market Value thereof shall be determined by appraisal, the Company and the Member whose Membership Interests are being purchased each to chose one appraiser and the two appraisers so chosen shall select a third appraiser. The decision of the majority of the appraisers as to the Fair Market Value of such Membership Interests shall be final and binding and may be enforced by legal proceedings. The Member whose Membership Interests are being purchased and the Company or Designated Person, as applicable, shall each compensate the appraiser appointed by it and the compensation of the third appraiser shall be borne equally be such parties.

         3.05 Bona Fide Offer. In the event a Bona Fide Offer occurs pursuant to which the Company (or Designated Person) may exercise its option to purchase and the Company (or Designated Person) fails to so exercise its option to purchase all of the Member's Membership Interests offered for sale within the allotted time, said option to purchase with respect to such Bona Fide Offer shall terminate; provided, however, in the event a proposed transfer or sale as a result of a Bona Fide Offer is not consummated either (i) substantially in accordance with the price and on the terms set forth in the notice sent to the Company pursuant to Section 3.04 hereof or otherwise contained in a Bona Fide Offer or (ii) within sixty (60) days of the date of said notice, such Member shall not be entitled to sell such Member's Membership Interests unless reoffered to the Company under the terms of this Agreement and at any lower price and on any different terms.

         3.06 Transferee Bound by Agreement. Any transferee of a Member shall become bound by the terms of this Agreement as fully and effectively as if an original signatory hereto. Such transferee shall only be entitled to the benefits of being a Member hereunder if such transfer was completed in accordance with the provisions of this Agreement and such transferee executes an agreement, in form satisfactory to the Company, that such transferee is bound by the terms hereof.

         3.07 Retained Membership Interests. A Member may sell, pursuant to a Bona Fide Offer, subject to the provisions of Section 3.03 above, less than all of the Member's Membership Interests owned or held by him, provided that the Member's Membership Interests not sold shall remain subject to the restrictions contained in this Agreement and shall not thereafter be sold, pledged or transferred except in compliance with the applicable provisions of this Agreement.


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         3.08 Additional Members. Additional persons may be admitted to the
Company as Members and Membership Interests may be created and issued to those persons and to existing Members upon the consent of the Manager. The terms of admission or issuance must specify the Percentage Interest and the Initial Capital Contribution applicable thereto. Any such admission shall be effective only after the new Member has executed and delivered to the Managers a document including the new Member's notice address and its agreement to be bound by this Agreement.

         3.09 Indemnity. If a Member shall, or shall attempt to, sell, assign, transfer, pledge, subject to any security interest, or otherwise Dispose of his or her Membership Interest (except in a transaction with or consented to by the other Members or permitted hereunder) without compliance with the requirements of this Article III, such Member shall indemnify and hold harmless the other Members and the Company against and from any and all liabilities, obligations, costs and expenses the other Members or the Company may incur as a result of such failure.

         3.10 Liability. No Member or Manager shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court.

         3.11 Lack of Authority. No Member (other than a Member who is, and who is acting in the capacity of, a Manager) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.



                       ARTICLE IV - CAPITAL CONTRIBUTIONS

         4.01 Capital Contributions.

                  (a) Initial Capital Contribution. Each Member has made or will make the Initial Capital Contributions, in cash or property, described for that Member in Exhibit "A".

                  (b) Additional Capital Contribution. Except as hereinafter provided, no Member shall be required to make any additional Capital Contributions to the Company not specifically agreed to in writing between the Member and the Company. Notwithstanding the above, the Company may, from time to time, as determined by the Manager, in order to meet the Company's operating and capital needs, request that each Member provide the Company as determined by the Manager, with his pro rata share (as determined in accordance with each Member's Percentage Interest in the Company) of such capital needed by the Company (the "Additional Capital"). In the event that the Company requests Additional Capital from the Members in accordance with this Section 4.01(b): (i) the Company shall notify each Member of the need for the Additional Capital, which notice must include a statement in reasonable detail of the proposed uses of the Additional Capital and a date (which date may be no earlier than thirty (30) days following the delivery of such notice) before which each such Member's share of the Additional Capital should be delivered to the Company, and (ii) if any one or more of the Members fails to contribute all or any portion of his share of such requested Additional Capital ("Non-Contributing Member(s)"), the Percentage Interests (and Membership Interests) in the Company of all of the Members will be recalculated pro rata to reflect a reduction in the Percentage Interests (and Membership Interests) in the Company held by the Non-Contributing Member(s) and an increase in the Percentage Interests (and Membership Interests) in the Company held by those Members who timely complied with subsection (b)(i) of this
Section 4.01.

         4.02 Return of Contributions. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

         4.03 Advances by Members. If the Company does not have sufficient cash to pay its obligations after making commercially reasonable attempts to borrow such funds, no Member shall be required to make Advances to the Company. However, any Member(s) that may agree to do so with the Managers' consent may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section 4.03 constitutes a loan from the Member to the Company, bears interest at the Prime Rate from the date of the advance until the date of payment, and is not a Capital Contribution.

         4.04 Capital Account. A Capital Account shall be established and maintained for each Member. Each Member's Capital Account (a) shall be increased by (i) the amount of money contributed by that Member to the Company, (ii) the fair market value of property contributed by that Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), and (iii) allocations to that Member of Company income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treasury Regulations Section 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treasury Regulations Section 1.704-1(b)(4)(i), and (b) shall be decreased by (i) the amount of money distributed to that Member by the Company,
(ii) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under Section 752 of the Code), (iii) allocations to that Member of expenditures of the Company described in Section 705(a)(2)(B) of the Code, and (iv) allocations of Company loss and deduction (or items thereof), including loss and deduction described in Treasury Regulations
Section 1.704-1(b)(2)(iv)(g), but excluding items described in clause (b)(iii) above and loss of deduction described in Treasury Regulations Section 1.704-1(b)(4)(i) or 1.704-1(b)(4)(iii). The Members' Capital Accounts also shall be maintained and adjusted as permitted by the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and ss.1.704-1(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treasury Regulations Section 1.704-1(b)(2)(iv)(g). On the transfer or all or part of a Membership Interest, the Capital Account of the transferor that is attributable to the transferred Membership Interest or part thereof shall carry over to the transferee Member in accordance with the provisions of Treasury Regulations Section 1. 704-1(b)(2)(iv)(l).

                 ARTICLE V - ALLOCATIONS OF PROFITS AND LOSSES

         5.01 Profits. Profits and all items of Company income or gain for any fiscal year shall be allocated among the Members as follows:

                  (a) First to take into account the allocations required by Sections 5.03, 5.04 and 5.05; and

                  (b) Second, Profits, if any, in excess of those allocated pursuant to subparagraph (a) shall be allocated to the Members in proportion to their respective cash distribution percentages set forth in Section 6.01.

         5.02 Losses.

                  (a) Losses, determined after giving effect to the special allocations set forth in Sections 5.03, 5.04 and 5.05, shall be allocated among the Members in proportion to their respective cash distribution percentages set forth in Section 6.01.

                  (b) The Losses allocated pursuant to Section 5.02(a) hereof shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to
Section 5.02(a) hereof, the limitation set forth in this Section 5.02(b) shall be applied on a Member by Member basis so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

         5.03 Special Allocations. The following special allocations shall be made in the following order:

                  (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article V, if there is a net decrease in Company Minimum Gain during any Company taxable year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in accordance with Treasury Regulations Section 1.704-2(f). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. This Section 5.03(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

                  (b) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article V except Section 5.03(a), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. This Section 5.03(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

                  (c) Qualified Income Offset. In the event any Member who is not obligated (or treated as obligated) to restore a deficit balance in its Capital Account unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 5.03(c) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.03(b) were not in the Agreement.

                  (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Company fiscal year that is in excess of the sum of (i) the amount such Member is obligated to restore, and (ii) the amount such Member is deemed to be obligated to restore pursuant to Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 5.03(d) shall be made if and only to the extent that such Member would have a deficit Capital Account balance in excess of such sum after all other allocations provided for in this Article V have been tentatively made as if
Section 5.03(c) hereof and this Section 5.03(d) were not in the Agreement.

                  (e) Nonrecourse Deductions. Nonrecourse Deductions for any taxable year or other period shall be allocated among the Members in proportion to their respective Percentage Interests.

                  (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

                  (g) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset is required pursuant to Code Section 734(b), Code Section 743(b) and Treasury Regulations Section 1.704-1(b)(2)(iv)(m), are to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

                  (h) Allocations Relating to Taxable Issuance of Membership Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an interest by the Company to a Member (the "Issuance Items") shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

         5.04 Curative Allocations. The allocations set forth in Section 5.02(b) and in Section 5.03 hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations Section 1.704-1(b). Notwithstanding any other provisions of this Article V (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits, Losses, and items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of Profits, Losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. Notwithstanding the preceding sentence, Regulatory Allocations relating to (a) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a reduction in Company Minimum Gain, and (b) Member Nonrecourse Deductions shall not be taken into account except to the extent that there would have been a reduction in Member Minimum Gain if the loan to which such deductions are attributable were not made or guaranteed by a Member within the meaning of Treasury Regulations Sections 1.704-2(b)(4) and 1.704-2(i) or a person related to a Member within the meaning of such sections of the Treasury Regulations.

         5.05 Tax Allocations.

                  (a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

                  (b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

                  (c) Any elections or other decisions relating to allocations pursuant to this Section 5.05 shall be made by the Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.05 are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

         5.06 Miscellaneous.

                  (a) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managers using any permissible method under Code Section 706 and the Treasury Regulations promulgated thereunder.

                  (d) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, for the year.

                  (e) For the purpose of determining each Member's share of excess nonrecourse liabilities pursuant to Treasury Regulations Section 1.752-3(a)(3), and solely for such purpose, each Member's interest in Company Profits is hereby specified to be such Member's Percentage Interest.

         5.07 Establishment of Reserves. The Managers shall have the right to establish reasonable reserves for anticipated and or contingent Company obligations as the Managers may deem reasonably necessary or appropriate for that purpose.

                           ARTICLE VI - DISTRIBUTIONS

         6.01 Distributions.

                  (a) The time and amount of all distributions shall be as determined by the Manager, in its sole discretion. Notwithstanding the forgoing, the Manager shall endeavor to cause the Company to distribute Available Cash Flow in the manner set forth in Section 6.01(b) below, subject however, to limitations on distributions contained herein or in agreements with third parties.

                  (b) "Available Cash Flow" (as such term is defined in Section 6.02(a) below) shall be applied and/or distributed in the following order of priorities:

                           (i) First, to establish a reserve as the Manager may
believe reasonably necessary to meet anticipated and/or contingent Company obligations, including any unpaid Operating Expenses;

                           (ii) then, to the Class A Members until the aggregate
Distributions made to the Class A Members under this Section 4.2 equal
$1,000,000;

                           (iii) then, 50% to the Class A Members and 50% to the
Class B Members.

Distributions made to Class A Members shall be allocated among the Class A Members in proportion to each Class A Member's respective Class A Percentage Interest and Distributions made to Class B Members shall be allocated among the Class B Members in proportion to each Class B Member's respective Class B Percentage Interest.

         6.02 Definitions.

                  (a) "Available Cash Flow" shall mean, with respect to any period, the sum of Gross Receipts, Reduction of Reserve and proceeds from the sale of all or substantially all of the assets of the Company less (i) debt service payments under all Company indebtedness and (ii) "Operating Expenses" for such period.

                  (b) "Gross Receipts" shall mean all monies actually received by the Company from any means.

                  (d) "Operating Expenses" shall mean all expenses, outlays advanced paid or otherwise incurred in the ordinary course of establishing and maintaining the operations of the Company, including without limitation, marketing, legal and accounting fees and expenses, fees for outside advisory services and insurance.

                  (e) "Reduction of Reserve" shall mean any reduction in the cash reserve established by the Company, in accordance with Section 6.01(b)(i) hereof.

         6.03 Tax Distributions. Notwithstanding the provisions of Section 6.01 above, the Managers shall, within ninety (90) days after the end of each fiscal year, declare and pay to each Member owning a Membership Interest as of the last day of that fiscal year, a distribution (the "Tax Distribution") equal to (a) the maximum individual income tax rates for federal and state purposes (expressed as a percentage) of each Member's share (in accordance with their Percentage Interests) of the Company's Profit for such fiscal year, less (b) any distributions made to such Member during the prior fiscal year excluding any Tax Distribution relating to such prior fiscal year.

                             ARTICLE VII - MANAGERS

         7.01 Number and Term of Office of Managers; Initial Manager. The number of Managers of the Company shall be no less than one (1) and no greater than three (3). The initial Manager shall be Ferrell RBE Holdings, LLC., a Delaware Limited Liability Company. The initial Manager shall have the sole authority to appoint up to two (2) additional Managers. Each Manager shall hold office until his, her or its successor shall have been appointed or elected and qualified, or until his, her or its earlier death, resignation or removal. Managers need not be Members, and need not be residents of the State of Delaware.

         7.02 Management by Managers.

                  (a) The management of the business and affairs of the Company shall be the sole and complete responsibility of the Managers. No Member (other than a Manager) shall take part in, or interfere in any manner with, the management, conduct or control of the business and affairs of the Company. No Member (other than a Manager or a Member specifically designated by the Managers) shall have any right or authority to act for or bind the Company. If there is more than one Manager, then each Manager shall have the right or authority to act for or bind the Company only upon the consent of the majority of the Managers. All of the Managers may designate any Manager to act for all of the Managers.

                  (b) Whenever in this Agreement or elsewhere it is provided that consent is required of, or a demand shall be made by, or an act or thing shall be done by or at the direction of the Company, or whenever any words of like import are used, all such consents, demands, acts and things are to be made, given or done by the Managers, unless a contrary intention is expressly indicated in this Agreement.

                  (c) The Managers may delegate the right, power and authority to manage the day-to-day business, affairs, operations and activities of the Company to any officer, employee or agent of any Manager or of the Company, subject to the ultimate direction, control and supervision of the Managers.

                  (d) The Managers need not devote services to the Company on a substantially full time basis and need only devote so much time to the Company's activities as the Managers determine to be necessary for the efficient conduct thereof.

         7.03 Delegation.

         The Managers may delegate the right, power and authority to manage the day-to-day business, affairs, operations and activities of the Company to any officer, employee or agent of any Member or of the Company, subject to the ultimate direction, control and supervision of the Managers. If the Managers appoint any officer of the Company with a title that is commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made by the Managers. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managers.

         7.04 Vacancies; Removal; Resignation. In the event of a vacancy occurring in the Managers, the Members shall designate a Manager to fill such vacancy by affirmative vote of a Majority-In- Interest of such Members. Any Manager may be removed by the affirmative vote of a Majority-In-Interest of the Members for any reason or no reason. Any Manager may be removed by affirmative vote of a Majority-In-Interest of the Members, for gross negligence, willful misconduct or embezzlement. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the remaining Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         7.05 Meetings.

                  (e) Unless otherwise required by law or provided in the Certificate or this Agreement, a majority of the total number of Managers fixed by, or in the manner provided in, the Certificate or this Agreement shall constitute a quorum for the transaction of business of the Managers, and the act of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Managers. A Manager who is present at a meeting of the Managers at which action on any Company matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent of such action with the person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

                  (f) Meetings of the Managers may be held at such place or places as shall be determined from time to time by resolution of the Managers. Attendance of a Manager at a meeting constitutes a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                  (g) Regular meetings of the Managers shall be held at such times and places as shall be designated from time to time by resolution of the Managers. Notice of such regular meetings shall not be required.

                  (h) Special meetings of the Managers may be called by any Manager on at least 24 hours notice to each other Manager. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for by the Articles or this Agreement.

         7.06 Action by Written or Telephone Conference. Any action permitted or required by the Act, the Certificate or this Agreement to be taken at a meeting of the Managers or of any committee designated by the Managers may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Managers or members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of the State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Managers or any such committee, as the case may be. Subject to the requirements of the Act, the Certificate or this Agreement for notice of meetings, Managers, or members of any committee designated by the Managers, may participate in and hold a meeting of the Managers or any committee of Managers, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         7.07 Compensation of Managers. The Managers shall not be entitled to compensation for their services rendered as Managers. The Managers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their services hereunder. Notwithstanding the forgoing, a Manager may receive compensation from the Company for providing services to the Company.

         7.08 Conflicts of Interest. Subject to the other express provisions of this Agreement, each Manager and Member of the Company at any time and from time to time may invest in other business ventures of any and every type and description, independently or with others, so long as same does not interfere with their ability to perform his, her or its duties to the Company, with no obligation to offer to the Company or any other Member or Manager the right to participate, therein, unless otherwise herein provided. The Company may transact business with any Manager, Member or affiliate thereof. Nothing in this Agreement shall preclude transactions between the Company and any Member hereto, Manager or an affiliate of any Member hereto or Manager acting in and for its own account, provided that any services performed or products provided by the Member, Manager or any such affiliate are services and/or products that the Company reasonably believes, at the time of requesting such services and/or products, to be in the best interests of Company.

         7.09 Limitation of Liability. The Managers shall not be personally liable, as such, for monetary damages (other than under criminal statutes and under Federal, state and local laws imposing liability on managers for the payment of taxes) for any action taken, or any failure to take any action, unless the person's conduct constitutes willful misconduct or recklessness. No amendment or repeal of this Section shall apply to or have any effect on the liability or alleged liability of any person who is or was the Manager of the Company for or with respect to any acts or omissions of the Managers occurring prior or the effective date of such amendment or repeal. If the Act is amended to permit a Delaware limited liability company to provide greater protection from personal liability for its managers than the express terms of this Section this Section shall be construed to provide for such greater protection.


                             ARTICLE VIII - MEMBERS

         8.01 Voting. The Members shall be entitled to cast that number of votes on each action to be taken by vote of the Members as shall equal the Percentage Interest of the Member multiplied by 100. (For example, a Member whose Percentage Interest is 50% shall be entitled to cast 50 votes). Except as otherwise set forth herein, the Members shall be entitled to vote on all matters submitted to a vote of the Members.

         8.02 Meetings.

                  (a) A quorum shall be present at a meeting of Members if Members holding a majority of all Membership Interests entitled to vote at such meeting are represented at the meeting in person or by proxy. Except as otherwise provided in this Agreement, with respect to any matter, the affirmative vote of a Majority-In-Interest of the Membership Interests, as applicable, entitled to vote on, consent to, or approve a particular matter represented at the meeting in which a quorum is present shall be the act of the Members.

                  (b) All meetings of the Members shall be held at the principal place of business of the Company or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all Members may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to Section 8.05.

                  (c) The chairman of the meeting or the holders of a majority of the Percentage Interests of the Members entitled to vote and represented at a meeting in which a quorum is present shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting.

                  (d) Special meetings of the Members for any proper purpose or purposes may be called at any time by the Managers or the holders of at least ten percent (10%) of the Percentage Interests of all Members entitled to vote at such meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a special meeting of the Members.

                  (e) Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 5 nor more than 30 days before the date of the meeting, either personally, or by mail, by or at the direction of the Managers or person calling the meeting, to each Member. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Member at such Member's address provided for in Section 14.02, with postage thereon prepaid.

         8.03 Proxies. A Member may vote either in person or by proxy executed in writing by the Member. A telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable.

         8.04 Conduct of Meetings. All meetings of the Members shall be presided over by the chairman of the meeting, who shall be a Manager (or representative thereof) designated by a majority of the Managers. The chairman of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

         8.05 Action by Written Consent or Telephone Conference.

                  (a) Any action required or permitted to be taken at any annual or special meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of Percentage Interests representing a Majority-In-Interest of those Members entitled to vote on the action if a meeting were held.

                  (b) Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         8.06 Liability of Members. The Members, as such, shall not be liable for the debts, obligations or liabilities of the Company except to the extent required by the Act.

                          ARTICLE IX - INDEMNIFICATION

           9.01 Right to Indemnification. Subject to the limitations and conditions as provided in this Article IX, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Manager of the Company or while a Manager of the Company is or was serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified by the Company to the fullest extent permitted by the Act and the Delaware General Corporation Law, as the same exist or may hereafter be amended, against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such person in connection with such proceeding, and indemnification under this Article IX shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Article IX shall be deemed contract rights, and no amendment, modification or repeal of this Article IX shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article IX could involve indemnification for negligence or under theories of strict liability but may not extend to any matter involving willful misconduct or recklessness.

         9.02 Advance Payment. Upon the adoption of a resolution signed by all of the Managers, the right to indemnification conferred in this Article IX may include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a person of the type entitled to be indemnified under
Section 9.01 who was, is or is threatened to be made a named defendant or respondent in a Proceeding and without any determination as to the person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a Proceedings, shall be made only upon delivery to the Company of a written affirmation by such person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article IX and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article IX or otherwise.

         9.03 Indemnification of Employees and Agents. The Company, by adoption of a resolution signed by all of the Managers, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Managers under this Article IX; and the Company may indemnify and advance expenses to persons who are not or were not Managers, employees or agents of the Company but who are or were serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent that it may indemnify and advance expenses to Managers under this Article IX.

         9.04 Appearance as a Witness. Notwithstanding any other provision of this Article IX, the Company may pay or reimburse expenses incurred by a Manager in connection with his or her appearance as a witness or other participation in a Proceeding at a time when he or she is not a named defendant or respondent in the Proceeding.

         9.05 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article IX shall not be exclusive of any other right which a Manager or other person indemnified pursuant hereto may have or hereinafter acquire under any law (common or statutory), agreement, provision of the Certificate or this Agreement, vote of Members or disinterested Managers or otherwise.

         9.06 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a Manager, employee or agent of the Company or is or was serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Article IX.

         9.07 Savings Clause. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager or any other person indemnified pursuant to this Article IX as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

                               ARTICLE X - TAXES

         10.01 Tax Returns. The Managers shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, including making the elections described in Section 10.02. Each Member shall furnish to the Managers all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

         10.02 Tax Elections. To the extent permitted by applicable tax law, the Company shall make the following elections on the appropriate tax returns:

                  (a) to adopt the calendar year as the Company's fiscal year;

                  (b) to adopt the cash method of accounting and to keep the Company's books and records on the income-tax method;

                  (c) if a transfer of a Membership Interest as described in
Section 743 of the Code occurs, on written request of any transferee Member, or if a distribution of Company property is made on which gain described in Section 734(b)(1)(A) of the Code is recognized or there is an excess of adjusted basis as described in Section 734(b)(1)(B) of the Code, to elect, pursuant to Section 754 of the Code, to adjust the basis of Company properties;

                  (d) to elect to amortize the organizational expenses of the Company and the start-up expenditures of the Company ratably over a period of 60 months as permitted by Sections 195 and 709(b) of the Code; and

                  (e) any other election the Managers may deem appropriate and in the best interests of the Members.

         Neither the Company nor any Manager or Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of this Agreement shall be construed to sanction or approve such an election.

         10.03 Tax Matters Partner. A majority of the Managers shall designate one Manager to be the "Tax Matters Partner" of the Company pursuant to Section 6231(a)(7) of the Code. Any Manager who is designated "Tax Matters Partner" shall take such action as may be necessary to cause each Member to become a "Notice Partner" within the meaning of Section 6223 of the Code. Any Manager who is designated "Tax Matters Partner" shall inform each Member of all significant matters that may come to its attention in its capacity as "Tax Matters Partner" by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each Member copies of all significant written communications it may receive in that capacity. Any Manager who is designated "Tax Matters Partner" may not take any action contemplated by
Section 6222 through 6232 of the Code without the consent of a Majority-In-Interest of the Members and a Majority-In-Interest of the Members, but this sentence does not authorize such Manager (or any other Manager) to take any action left to the determination of an individual Member under Sections 6222 through 6232 of the Code.

            ARTICLE XI - BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

         11.01 Maintenance of Books. The Company shall keep books and records of accounts and shall keep minutes of the proceedings of its Members, its Managers and each committee of the Managers. The Company shall also maintain the books and records set forth on Exhibit B. The books of account for the Company shall be maintained on a cash basis in accordance with the terms of this Agreement, except that the Capital Accounts of the Members shall be maintained in accordance with Section 4.04. The calendar year shall be the accounting year of the Company.

         11.02 Reports. On or before the 120th day following the end of each fiscal year during the term of the Company, the Managers shall cause each Member to be furnished with a balance sheet, an income statement, and a statement of changes in Members' capital of the Company for, or as of the end of, that year, such financial statements to be compiled by a firm of independent certified public accountants selected by the Managers. The Managers also may cause to be prepared or delivered such other reports as they may deem appropriate. The Company shall bear the costs of all of these reports.

         11.03 Accounts. The Managers shall establish and maintain one or more separate bank and investment accounts in the Company name with financial institutions and firms that the Managers determine. The Managers may not commingle the Company's funds with the funds of any Member; however, Company funds may be invested in a manner the same as or similar to the Managers' investment of their own funds or investments by their affiliates.

            ARTICLE XII - DISSOLUTION, LIQUIDATION, AND TERMINATION

         12.01 Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

                  (a) the written consent of a majority of the Managers or a Majority-In-Interest of the Members;

                  (b) the sale of all or substantially all of the assets of the Company;

                  (c) the expiration of the period (if any) fixed for the duration of the Company in this Agreement; or

                  (d) entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

         12.02 Liquidation and Termination. On dissolution of the Company, the Managers shall act as liquidator or may appoint one or more Members as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Managers. The steps to be accomplished by the liquidator are as follows:

                  (a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

                  (b) the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all debts owed to Members, and all expenses incurred in liquidation and any advances described in Section 4.03) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine), all in accordance with the provisions of the Act as may be applicable; and

                  (c) all remaining assets of the Company shall be distributed to the Members as follows:

                           (i) the liquidator may sell any or all Company
property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members;

                           (ii) with respect to all Company property that has
not been sold, the fair market value of that property shall be determined and the Capital Account of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

                           (iii) To the Members in accordance with positive
Capital Account balances:

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 12.02. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 12.02 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company's property. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

         12.03 Deficit Capital Accounts. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the Capital Account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Agreement to all Members in proportion to their respective Percentage Interests, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member's Capital Account to zero.

         12.04 Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Managers (or such other person or persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.05, and take such other actions as may be necessary to terminate the Company.

                      ARTICLE XIII - MEMBERSHIP INTERESTS

         13.01 Membership Interests. The maximum number of Membership Interests which the Company is authorized to have outstanding is One Hundred (100). The Membership Interests shall have the powers, preferences and rights described in this Agreement. The Company may, in its sole discretion, issue fractional Membership Interests.

                  The number of Membership Interests held by each Member as of the date of this Agreement is set forth in Exhibit A. The Managers may from time to time issue authorized but unissued Membership Interests for such consideration as the Managers determine to be in the best interests of the Company. Any person acquiring Membership Interests shall become a member upon
(a) the payment to the Company of the consideration for which such Membership Interests are being issued, and (b) the execution and delivery by such person of a counterpart of this Agreement evidencing such person's agreement to be bound by and comply with the terms and provisions hereof as if such person were an original signatory to this Agreement and Exhibit A to this Agreement shall be amended to reflect such person's name, and the consideration paid by such person for such person's Membership Interests.

         13.02 Reissuance. Membership Interests repurchased by the Company pursuant to this Agreement may be reissued by the Company.

                        ARTICLE XIV - GENERAL PROVISIONS

         14.01 Offset. Whenever the Company is to pay any sum to any Member, any amounts that a Member owes the Company may be deducted from that sum before payment.

         14.02 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under this Agreement is effective on receipt by the person to receive it. All notices, requests, and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A, or such other address as that Member may specify by notice to the other Members. Any notice, request, or consent to the Company must be given at the following address: 223 East College Street, Grapevine, TX 76051, any notice, request or consent to the Managers must be given to the Managers at their addresses set forth on Exhibit A or such other address as the Company or that Manager may specify by notice to the Company. Whenever any notice is required to be given by law, the Certificate or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         14.03 Entire Agreement. This Agreement constitutes the entire agreement of the Members and their affiliates relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

         14.04 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any person in the performance by that person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that person of the same or any other obligations of that person with respect to the Company. Failure on the part of a person to complain of any act of any person or to declare any person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that person of its rights with respect to that default until the applicable statute-of-limitations period has run.

         14.05 Amendment or Modification. Except as otherwise specifically provided herein, this Agreement may be amended or modified from time to time only by a written instrument adopted by the Managers and the affirmative vote of a Majority-In-Interest of the Members entitled to vote thereon.

         14.06 Arbitration. Any dispute between the parties hereto arising out of or relating to this Agreement shall be settled by arbitration conducted in Philadelphia, Pennsylvania (or as close thereto as possible) in accordance with the Commercial Arbitration Rules, as applicable, of the American Arbitration Association, and judgment upon the award, which shall be binding and conclusive and non-appealable upon the parties hereto, may be entered in any court having jurisdiction thereof. Liability for related legal expenses and costs shall be determined by the arbitrators, it being understood that it is the is the intention of the parties hereto that any breaching party shall reimburse the other party for all costs and expenses, including, without limitation, attorneys' and experts' fees, and the costs of the arbitration and the arbitrators incurred with respect to the enforcement of this Agreement.

         14.07 Binding Act. Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

         14.08 Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

         14.09 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

         14.10 No Third Party Benefit. The provisions hereof are solely for the benefit of the Company and its Members and Managers and are not intended to, and shall not be construed to, confer a right or benefit on any creditor of the Company or any other person.

         14.11 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

         14.12 Indemnification. To the fullest extent permitted by law, each Member shall indemnify the Company, each Manager and each other Member and hold them harmless from and against all losses, cost, liabilities, damages, and expenses (including, without limitation, costs of suit and attorney's fees) they may incur on account of any breach by that Member of this Agreement.

         14.13 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile signature with the same effect as if all signing parties had signed the same document. All counterparts and facsimiles shall be construed together and constitute the same instrument.

         IN WITNESS WHEREOF, the initial Members and the Company have caused this Operating Agreement to be executed as of the day and year first above written.

                                          CLASS A MEMBER

                                          FERRELL RBE HOLDINGS, LLC
                                          MANAGER



                                          By:    /s/ Dyke Ferrell
                                              ---------------------------------
                                                 Dyke Ferrell, Manager


                                          CLASS B MEMBER

                                          FERRELL RBE HOLDINGS, LLC



                                          By:    /s/ Dyke Ferrell
                                              ---------------------------------
                                                 Dyke Ferrell, Manager